Exhibit 10.1

SECURITY AGREEMENT

                    SECURITY AGREEMENT (the "Agreement"), dated as of October 16, 2000 by and between SYSTEMAX INC., a Delaware corporation (the "Systemax"), and each of the direct and indirect subsidiaries of Systemax party hereto (together with Systemax, the "Grantors") and THE CHASE MANHATTAN BANK, as agent (in such capacity, the "Agent") for The Bank of New York ("BNY") and The Chase Manhattan Bank ("Chase"; and collectively with BNY, the "Banks").

                     WHEREAS, (i) BNY has heretofore made loans and advances to Systemax and certain of the other Grantors pursuant to that certain Amended and Restated Master Promissory Note, dated April 19, 2000 (the "BNY Note"), (ii) BNY may, in the exercise of its sole discretion, continue to make loans and advances available to Systemax and certain of the other Grantors after the date hereof, and (iii) each of the Grantors shall derive benefits of the loans and advances made to Systemax by BNY; and

                     WHEREAS, (i) Chase has heretofore made loans and advances to, and issued letters of credit for the account of Systemax pursuant to that certain Master Grid Note dated, June 30, 2000 as the same may be modified, extended or replaced from time to time (the "Chase Note"), (ii) Chase may, in the exercise of its sole discretion, continue to make loans and advances available to, and issue letters of credit for the account of, Systemax after the date hereof, and (iii) each of the Grantors shall derive benefits of the loans and advances made to Systemax by Chase; and

                     WHEREAS, Systemax and certain of the Grantors may from time to time incur obligations to BNY and Chase in the form of overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with automated clearing house transfers of funds (the "ACH Obligations"); and

                     WHEREAS, (i) to secure the performance of Systemax and certain of the other Grantors under the BNY Note and the Chase Note (collectively, the "Notes") and to secure the repayment by Systemax and certain of the other Grantors of loans and advances (the "Loans") made or to be made under the Notes or issuance of letters of credit (the "Letters of Credit") for the account of Systemax, (ii) as a condition precedent to the making of any additional Loans by the Banks and the issuance of any additional Letters of Credit and (iii) to secure the payment of the ACH Obligations, the Grantors shall have granted a security interest, pledge and lien on all of the Grantors' accounts receivable as more fully set forth herein; and

                     NOW, THEREFORE, in consideration of the premises, the Grantors hereby agree with the Agent as follows:

                     Section 1. Grant of Security.Each of the Grantors hereby transfers, grants, bargains, sells, conveys, hypothecates, assigns, pledges and sets over to the Agent for its benefit and the ratable benefit of the Banks and hereby grants to the Agent for its benefit and the ratable benefit of the Banks, a perfected pledge and security interest in all of the Grantors' right, title and interest in and to the following (the "Collateral"):

                     (a)     all present and future accounts, accounts receivable and other rights of each of the Grantors to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether now existing or hereafter arising and wherever arising, and whether or not they have been earned by performance (collectively, the "Accounts"); and

                     (b)     all proceeds and products of any of the foregoing, in any form including cash.

                     Section 2. Security for Obligations. This Agreement and the Collateral secure the payment and performance of all obligations of each of the Grantors, now or hereafter existing, under the Notes, whether for principal, interest, fees, expenses or otherwise, the payment and performance of all ACH Obligations of each of the Grantors and all obligations of each of the Grantors now or hereafter existing under or in respect of this Agreement (all such obligations of the Grantor being herein called the "Obligations").

                     Section 3. Representations and Warranties. Each Grantor, jointly and severally, represents and warrants (but only with regard to itself) as follows:

                     (a)     The chief places of business and chief executive offices of each of the Grantors and the offices where each Grantor keeps its records concerning any Accounts and all originals of all chattel paper which evidence any Account are located at the places specified in Schedule 1 hereto.

                     (b)     Other than as set forth on Schedule 2 hereto, (i) each of the Grantors owns the Collateral free and clear of any lien, security interest, charge or encumbrance except for the security interest created by this Agreement and (ii) no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Agent relating to this Agreement.

                     Section 4. Further Assurances.

                     (a)     Each of the Grantors agrees that from time to time, at the expense of the Grantors, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce any of its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each of the Grantors will execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, or as the Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby.

                     (b)     Each Grantor hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Grantor where permitted by law.

                     (c)     Each Grantor will furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request in connection with any prospective sale of Collateral pursuant to Section 10 hereof, all in reasonable detail.

                     Section 5. As to Accounts.

                     (a)     Each Grantor shall keep its chief place of business and chief executive office and the offices where it keeps its records concerning the Accounts, and the offices where it keeps all originals of all chattel paper which evidence Accounts, at the location or locations therefor specified in Section 3(a) or, upon 15 days' prior written notice to the Agent, at such other locations in a jurisdiction where all actions required by Section 4 shall have been taken with respect to the Accounts. Each Grantor will hold and preserve such records and chattel paper and will permit representatives of the Agent, at any time during normal business hours and upon reasonable prior written notice, to inspect and make abstracts from such records and chattel paper.

                     (b)     Except as otherwise provided in this subsection (b), each Grantor shall continue to collect in accordance with its customary practice, at its own expense, all amounts due or to become due to such Grantor under the Accounts and, prior to the occurrence and continuance of an Event of Default (as defined below), such Grantor shall have the right to adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon, all in accordance with its customary practices. In connection with such collections, the Grantors may, upon the occurrence and during the continuation of an Event of Default, take (and at the direction of the Agent shall take) such action as the Grantors or the Agent may reasonably deem necessary or advisable to enforce collection of the Accounts; provided, that upon written notice by the Agent to Systemax following the occurrence and during the continuation of an Event of Default, of its intention to do so, the Agent shall have the right to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to the Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Accounts, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After the notice provided for in the proviso to the preceding sentence, and unless and until such notice is rescinded by the Agent by written notice to Systemax (i) all amounts and proceeds (including instruments) received by such Grantor in respect of the Accounts shall be received in trust for the benefit of the Agent (for the ratable benefit of the Banks) hereunder, shall be segregated from other funds of the Grantors and shall be forthwith paid over to the Agent in the same form as so received (with any necessary endorsement) to be held as cash collateral and either (A) released to the Grantors if such Event of Default shall have been cured or waived or (B) if such Event of Default shall be continuing, applied as provided by Section 10, and (ii) the Grantors shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon. As used herein, the term "Event of Default" shall mean (i) an Event of Default (as defined in the Chase Note), (ii) a default shall have occurred in the due observance or performance of any of the terms or provisions contained in the BNY Note, or (iii) a default shall have occurred in the due observance or performance of any of the provisions of this Agreement. Any action taken by the Agent pursuant to this clause (b) shall be subject to three (3) calendar days' notice to Systemax with an opportunity by Systemax during such three (3) calendar day period to cure the default which is the basis upon any action to be taken by the Agent pursuant to this clause (b) (it being understood that if Systemax cures such default within such period, the Agent shall refrain from taking any action pursuant to this clause (b)).

                     Section 6. Transfers to Others; Liens. Each Grantor shall not:

                     (a)     Sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except for dispositions (i) permitted by the Notes, (ii) in the ordinary course of business or (iii) other than in the ordinary course of business, provided the net cash proceeds thereof are promptly paid over to the Agent for application to the Obligations as provided for in Section 10(b).

                     (b)     Create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral to secure any obligation of any person or entity, except for the security interest created by this Agreement or except as disclosed on Schedule 2 hereto.

                     Section 7. Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Agent such Grantor's attorney-in-fact (which appointment shall be irrevocable and deemed coupled with an interest), with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Agent's discretion, upon and during the occurrence and continuation of an Event of Default, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(i)	to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

(ii)	to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (i) above, and

(iii)

to file any claims or take any action or institute any proceedings which the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent with respect to any of the Collateral.

                     Section 8. Agent May Perform. Subject to the last sentence of Section 5(b), if any Grantor fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Agent incurred in connection therewith (as to which invoices have been furnished) shall be payable by the Grantors under Section 11(b).

                     Section 9. The Agent's Duties. The powers conferred on the Agent hereunder are solely to protect its interest and the interests of the Banks in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral, whether or not the Agent has or is deemed to have knowledge of such matters.

                     Section 10. Remedies. If any Event of Default shall have occurred and be continuing:

                     (a)     The Agent may, upon instruction from the Banks, exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code and also may (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Agent forthwith, assemble all or part of the Collateral as directed by the Agent and make it available to the Agent at a place to be designated by the Agent which is reasonably convenient to both parties and (ii) without notice except as specified in the following sentence, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of such sale shall be required by law, at least ten days' notice to the Grantors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                     (b)     All cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be held by the Agent as collateral for, and promptly applied (after payment of any amounts payable to the Agent pursuant to Section 11 hereof) in whole or in part against, all or any part of the Obligations in such order as the Agent, upon instruction from the Banks, shall elect. Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all the Obligations shall be paid over to the Grantors or to whomsoever may be lawfully entitled to receive such surplus.

                     Section 11. Indemnity and Expenses.

                     (a)     Each Grantor, jointly and severally, agrees to indemnify the Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities directly arising from the Agent's own gross negligence, willful misconduct or bad faith.

                     (b)     The Grantors will upon demand pay to the Agent the amount of any and all reasonable expenses (as to which invoices have been furnished), including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Agent hereunder or (iv) the failure by any of the Grantors to perform or observe any of the provisions hereof.

                     (c)     Each of the Grantors agrees that the Agent does not assume, and shall have no responsibility for, the payment of any sums due or to become due under any agreement or contract included in the Collateral or the performance of any obligations to be performed under or with respect to any such agreement or contract by any of the Grantors, and except as the same may have resulted from the gross negligence, willful misconduct or bad faith of the Agent, each of the Grantors hereby jointly and severally agree to indemnify and hold the Agent harmless with respect to any and all claims by any person relating thereto.

                     Section 12. Security Interest Absolute. All rights of the Agent and security interests hereunder, and all obligations of each of the Grantors hereunder, shall be absolute and unconditional, irrespective of any circumstance which might constitute a defense available to, or a discharge of, any guarantor or other obligor in respect of the Obligations.

                     Section 13. Amendments; Etc. No amendment or waiver of any provision of this Agreement, nor any consent to any departure by any of the Grantors herefrom, shall in any event be effective unless the same shall be in writing and signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                     Section 14. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telephonic, telex, facsimile or cable communications) and shall be mailed, telegraphed, telefaxed, transmitted, cabled or delivered:

If to any Grantor, to it at:

c/o Systemax Inc.
22 Harbor Park Drive
Port Washington, NY 11050
Attn: Mr. Steven M. Goldschein

with a copy to:

Stroock and Stroock and Lavan
180 Maiden Lane
New York, NY 10038
Attn: Theodore S. Lynn, Esq.

If to the Agent, to it at:

The Chase Manhattan Bank
270 Park Avenue
New York, New York 10017
Attn: Mr. Gev Nentin

with a copy to:

Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, New York 10178
Attn: Richard S. Toder, Esq.

                     Section 15. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment in full of the Obligations, (ii) be binding upon each of the Grantors, their successors and assigns and (iii) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent and each of the Banks and their respective successors, transferees and assigns. Upon the payment in full of the Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantors subject to any existing liens, security interests or encumbrances on such Collateral. Upon any such termination, the Agent will, at the Grantor's expense, execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.

                     Section 16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York and by Federal law to the extent the same has pre-empted the law of the State of New York or such other jurisdiction.

                     Section 17. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

[SIGNATURE PAGES FOLLOW]

                     IN WITNESS WHEREOF, each of the Grantors and the Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

GRANTORS:

SYSTEMAX INC.

By:  /s/ Stephen M. Goldschein
          Name:  Stephen M. Goldshein
          Title:   Sr. V.P.

CONTINENTAL DYNAMICS CORP.
GLOBAL COMPUTER SUPPLIES INC.
MIDWEST MICRO CORP.
DARTEK CORP.
NEXEL INDUSTRIES INC.
TIGER DIRECT INC.

By:  /s/ Stephen M. Goldschein
          Name:  Stephen M. Goldshein
          Title:   V.P.

THE CHASE MANHATTAN BANK as Agent

By:  /s/ Robert Addea
          Name:  Robert Addea
          Title:   Vice President

SCHEDULE 1

Locations of Chief Executive
Office, Chief Place of Business
and Locations Where Records
Concerning Accounts are Kept

Systemax Inc.
22 Harbor Park Drive
Port Washington, NY 11050

Continental Dynamics Corp.
22 Harbor Park Drive
Port Washington, NY 11050

Global Computer Supplies Inc.
11 Harbor Park Drive
Port Washington, NY 11050

Midwest Micro Corp.
6990 U.S. Route 36 East
Fletcher, OH 45326

Dartek Corp.
175 Ambassador Drive
Naperville, IL 60540

Nexel Industries Inc.
22 Harbor Park Drive
Port Washington, NY 11050

Tiger Direct Inc.
7795 West Flagler
Suite 35
Miami, FL 33144

SCHEDULE 2

Permitted Liens

All of the following liens relate to certain inventory and the proceeds thereof (including accounts) of Tiger Direct, Inc., a Florida corporation and subsidiary of Systemax, Inc. The UCC Statements were filed with the Florida Secretary of State.

Secured Party	UCC Statement File Date	File Number

1)	Ingram Micro Inc. 1759 Wehele Dr. Williamsville, NY 14221	4/5/94 (Original)	94000006742

2)	Ingram Micro	11/9/98 (Amendment)	980000250405

3)	Ingram Micro	11/9/98 (Continuation)	980000250405

4)	Hewlett Packard Company 5301 Stevens Creed Blvd. Santa Clara, CA 95052	10/10/95 (Original)	960000015183

5)	Grana and Associates, Inc. d/b/a Direct Source Distributing 4548 McEwen Rd. Farmers Branch, Texas 75244	12/19/95 (Original)	950000253488